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                                                                    EXHIBIT 99.1

                            (CIVITAS BankGroup LOGO)
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                           Contact:   Mike Alday
                                                           Alday Communications
                                                           615.791.1535

              CIVITAS REPORTS INCREASE IN PROFITS AND STRONG GROWTH


FRANKLIN, Tenn. (October 26, 2004) - Civitas BankGroup (OTC: CVBG) reported a significant increase in net income for the first nine months of 2004 and robust loan growth for the third quarter 2004.

For the first nine months of 2004, Civitas BankGroup earned $1,620,000 compared to a net income of $365,000 for the same period in 2003. On a per share basis, the 2004 net income was $.09.

Growth rates accelerated during the third quarter 2004. Loans grew at an annualized rate of 26.7% at September 30, 2004, from June 30, 2004. Deposits grew as fast, up an annualized rate of 26.3% from June 30, 2004. The accelerated growth rates came from the company's primary growth markets: Williamson, Sumner, and Shelby counties.

For the third quarter of 2004, Civitas BankGroup earned $253,000, compared to $308,000 for the same period in 2003. On a per share basis, the third quarter 2004 net income was $.01. The company earned $613,000 or $.04 per share in the second quarter of 2004.

Non-performing assets (non-accrual loans and foreclosed properties) at Civitas BankGroup increased slightly to $18.8 million at September 30, 2004. Problem assets peaked at $26.1 million at September 30, 2002.

"The marked increase in growth rates for loans and deposits was outstanding," explained Richard E. Herrington, President of Civitas BankGroup. "Our loans increased by over $35 million in 90 days, and this robust growth has continued into the fourth quarter. Deposit growth has been even stronger. We planted the seeds for this growth earlier in the year with a new branch in downtown Franklin and a renewed emphasis on attracting quality customers. Another new branch in Spring Hill just opened."


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"The quarterly drop in earnings was disappointing," continued Herrington. "This temporary setback was caused by the combination of large, non-recurring expenses related to problem loans in West Tennessee and growth-oriented expenses in Middle Tennessee. The West Tennessee asset quality issues will be reduced significantly when the sale of our two West Tennessee banks (Bank of Dyer and Bank of Mason) is completed. Both sales are planned to close during the fourth quarter, pending regulatory approval."

"This is the second year of our four-year recovery program," added Herrington. "Our three short-term objectives continue to be the resolution of problem assets, the creation of operating economies of scale, and building new, quality banking relationships in our growth-oriented markets. The economies of scale are developing and our growth has been strong. Our concern is the resolution of problem loans. These non-performing assets peaked in September 2002, and we are methodically working through the liquidation process. However, progress is slow in some areas, especially West Tennessee."

In September, Civitas combined its two Middle Tennessee banks into Cumberland Bank, a $600 million bank headquartered in Franklin.

The company recently announced the sales of two of its subsidiaries: the Bank of Dyer and the Bank of Mason. The transactions are anticipated to close during the fourth quarter 2004.

A quarterly stock dividend of .25% will be paid in November 2004.

Civitas BankGroup, formerly known as Cumberland Bancorp, is a multi-bank holding company operating 23 retail offices. It is the parent company of Cumberland Bank in Franklin, BankTennessee in Collierville, Bank of Dyer, and Bank of Mason.

                                     --30--

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unauditied)

                                             Three Months Ended        Nine Months Ended
                                                September 30,            September 30,
                                             2004         2003         2004         2003
                                            -------      -------      -------      -------
AVERAGE BALANCES
        Loans                               550,215      555,019      548,388      547,164
        Investment Securities               226,451      167,676      206,048      143,111
        Earning Assets                      797,067      736,241      769,199      702,134
        Total Assets                        862,704      797,578      830,441      765,139

        Demand Deposits                      72,042       63,426       68,581       60,461
        Interest-Bearing Deposits           642,697      591,718      610,986      572,737
        Total Deposits                      714,740      655,144      679,567      633,198
        Shareholders' Equity                 54,598       50,751       55,632       47,216


KEY PERFORMANCE RATIOS (ANNUALIZED)
        Return on Average Assets               0.12%        0.15%        0.26%        0.06%
        Return on Average Equity               1.85%        2.43%        3.88%        1.03%
        Net Interest Margin                    3.27%        3.25%        3.37%        3.52%
        Efficiency Ratio                      89.30%       87.31%       84.32%       85.15%


ASSET QUALITY DATA
        Nonperforming Assets                 18,787       19,712       18,787       19,712
        Allowance for Loan Losses             7,779        8,402        7,779        8,402
        Net Charge-Offs                         826          825        2,281        3,745

        Nonperforming Assets to Period-
               End Loans                       3.31%        3.58%        3.31%        3.58%
        Allowance for Loan Losses to
               Period-End Loans                1.37%        1.53%        1.37%        1.53%
        Net Charge-Offs to Average
               Loans                           0.60%        0.59%        0.55%        0.91%

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                                CIVITAS BANKGROUP
                (all dollars in thousands except per share data)
                                   (unaudited)

                                                 Three Months Ended September 30,              Nine Months Ended September 30,
                                               2004            2003         % Change         2004           2003          % Change
                                               ----            ----         --------         ----           ----          --------
INCOME STATEMENT
       Interest Income                         10,860           9,942         9.23%           31,445           30,582         2.82%
       Interest Expense                         4,340           3,969         9.35%           12,005           12,050        -0.37%
                                           -----------------------------------------      ------------------------------------------
       Net Interest Income                      6,520           5,973         9.16%           19,440           18,532         4.90%
       Provision for Loan Losses                  577             583        -1.03%            1,646            3,065       -46.30%
       Non-Interest Income                      1,390           2,160       -35.65%            5,583            5,782        -3.44%
       Non-Interest Expense                     7,064           7,101        -0.52%           21,099           20,703         1.91%
                                           -----------------------------------------      ------------------------------------------
       Income Before Taxes                        269             449       -40.09%            2,278              546       317.22%
       Income Taxes                                16             141       -88.65%              658              181       263.54%
                                           -----------------------------------------      ------------------------------------------
       Net Income                                 253             308       -17.86%            1,620              365       343.84%
                                           =========================================      ==========================================


PER SHARE DATA
       Net Income - Basic                        0.01            0.02       -50.00%             0.09             0.02       350.00%
       Net Income - Diluted                      0.01            0.02       -50.00%             0.09             0.02       350.00%
       Dividends Declared                        0.00            0.02      -100.00%             0.03             0.05       -40.00%
       Common Book Value per Share               3.24            3.15         2.86%             3.24             3.15         2.86%


WEIGHTED AVERAGE SHARES OUTSTANDING
       Basic                               17,503,821      16,465,047         6.31%       17,430,721       15,757,577        10.62%
       Diluted                             17,693,698      16,635,119         6.36%       17,541,494       15,932,177        10.10%



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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unauditied)

                                                               September 30,  December 31,
                                                                   2004          2003         % Change
                                                                   ----          ----         --------
BALANCE SHEET SUMMARY
        Assets
               Cash and Cash Equivalents                            25,994        19,977        30.1%
               Federal Funds Sold & Interest Bearing Deposits       12,962        19,127       -32.2%
               Investment Securities                               236,264       203,371        16.2%
               Loans                                               567,601       550,565         3.1%
               Allowance for Loan Losses                            (7,779)       (8,414)       -7.5%
                                                                   ----------------------------------
               Net Loans                                           559,822       542,151         3.3%
               Fixed Assets                                         22,386        22,280         0.5%
               Foreclosed Properties                                 4,380         3,793        15.5%
               Other Assets                                         22,948        22,621         1.4%
                                                                   ----------------------------------
                      Total Assets                                 884,756       833,320         6.2%


        Liabilities and Stockholders Equity
               Deposits                                            734,272       671,636         9.3%
               Trust Preferred Securities                           12,000        12,000         0.0%
               Other Borrowings                                     76,663        90,438       -15.2%
               Other Liabilities                                     5,048         4,505        12.1%
               Shareholders Equity                                  56,773        54,741         3.7%
                                                                   ----------------------------------
                      Total Liabilities, Equity                    884,756       833,320         6.2%